Exhibit 1.2

Veritone, Inc.

Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: June 1, 2018

TABLE OF CONTENTS

EXHIBITS

Exhibit A	–	Form of Placement Notice

Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances

Exhibit C	–	Compensation

Exhibit D	–	Officer Certificate

Exhibit E	–	Issuer Free Writing Prospectuses

i

Veritone, Inc.

Common Stock

EQUITY DISTRIBUTION AGREEMENT

June 1, 2018

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Ladies and Gentlemen:

Veritone, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with JMP Securities LLC (the “Placement Agent”), as follows:

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Placement Agent, acting as agent and/or principal, shares of common stock (the “Securities”) of the Company, par value $0.001 per share (the “Common Stock”); provided, however, that in no event shall the Company issue or sell through the Placement Agent (including issue Placement Notices (as defined below) for) such number or dollar amount of the Securities that would (a) exceed the number or dollar amount of shares of Common Stock registered on the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued shares of Common Stock less any shares of Common Stock issuable upon the exercise, conversion or exchange of any outstanding equity securities of the Company or otherwise reserved from the Company’s authorized capital stock, (c) exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (d) exceed the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus (as defined below) (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Placement Agent shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Placement Agent will be effected pursuant to the Registration Statement filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to offer, sell or issue the Securities.

The Company has filed or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus or prospectus supplement specifically relating to the Securities (the “Offering Prospectus”) included as part of such registration statement. The Company will furnish to the Placement Agent, for use by the Placement Agent, copies of the base prospectus included as part of such registration statement, along with the Offering Prospectus, relating to the Securities. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement (which shall be an Offering Prospectus) with respect to the Placement Securities (as defined below). Except where the context otherwise requires, such registration statement, as amended when it became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The Offering Prospectus and the base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented, in the form in which such prospectus and/or Offering Prospectus have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Any reference herein to the Registration Statement, any Rule 462(b) Registration Statement (as defined below), the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); all references in this Agreement to any Issuer Free Writing Prospectus (as defined below) (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the Placement Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such exhibit), and shall be addressed to each of the individuals from the Placement Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Placement Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Placement Agent will, prior to 4:30 p.m. (New York City time) on the Business Day (as defined below) following the Business Day on which such Placement Notice is delivered to the Placement Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B) setting forth the terms that the Placement Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Placement Agent until the Company delivers to the Placement Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Placement Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Placement Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities have been sold, (ii) in accordance with the Placement Notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice pursuant to the procedures set forth in this Section 2 with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 12 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Placement Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor the Placement Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Placement Agent and either (i) the Placement Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

SECTION 3. Sale of Placement Securities by the Placement Agent.

Subject to the provisions of Section 6(a), the Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Placement Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Placement Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Placement Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on the Exchange (as defined below) or any other existing trading market for the Common Stock. If specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market. Nothing in this Agreement shall require the Placement Agent to sell Securities to the extent that any such sales would exceed the lesser of (A) together with all sales of Securities under this Agreement, the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive officer, and notified to the Placement Agent in writing. Nothing in this Agreement shall require the Placement Agent to sell any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive officer.

SECTION 4. Suspension of Sales. The Company or the Placement Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Placement Agent as of the date hereof and as of each Representation Date (as defined herein) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement and as of the time of each sale of any Securities pursuant to this Agreement (the “Applicable Time”), and agrees with the Placement Agent, as follows:

(1) Compliance with Registration Requirements. The Securities have been or will have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act, including the documents incorporated by reference therein (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date required to increase the dollar amount of Securities available to be offered and sold under the Registration Statement, and no stop order preventing or suspending the use of any base prospectus, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been complied with and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415(a)(1)(x) under the Securities Act (including without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date (as defined below), as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Placement Agent expressly for use therein.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus (as defined below) that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Placement Agent (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit E hereto, in each case in the form furnished (electronically or otherwise) to the Placement Agent for use in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date (as defined below), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified; each Issuer Free Writing Prospectus, as supplemented by and taken together with the Prospectus, as of the Applicable Time and Settlement Date (as defined below), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that time, not misleading. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(2) Independent Accountants. Marcum LLP, who has certified the financial statements of the Company that constitute part of the Prospectus, is, and was during the periods covered by its reports, an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder. Grant Thornton LLP, the Company’s current independent accountant, is, and will be when it certifies financial statements of the Company that will constitute part of the Prospectus, an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(3) Good Standing. Each of the Company and its wholly-owned subsidiaries (collectively, the “Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation, general or limited partnership or limited liability company, as the case may be, except to the extent, in the case of the Subsidiaries, that the failure to be so organized or in good standing would not, individually or in the aggregate, reasonably be expected to have any material adverse effect on, or change with respect to, the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect” or “Material Adverse Change”) and is in good standing under the laws of its respective jurisdiction of incorporation or organization except to the extent that the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(4) Subsidiaries. All of the issued shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company free and clear of all liens, encumbrances, equities or claims.

(5) Authorization of Agreement. All corporate action required to be taken by the Company’s Board of Directors and stockholders to authorize the Company to enter into this Agreement and the transactions contemplated hereby has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement, and the issuance and delivery of the Securities has been taken or will be taken prior to the sale of any Securities under this Agreement. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of applicable equitable remedies, or (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities law.

(6) Company Capitalization. The authorized capital stock of the Company conforms to the description thereof contained in the Prospectus. The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

(7) Authorization of Securities. The Securities have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Securities will not be subject to any preemptive or similar rights.

(8) Absence of Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except in the case of clauses (i), (iii) and (iv) for such breaches, violations or contravention that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) such as have previously been obtained, and (ii) such as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Securities.

(9) No Material Adverse Change. There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus.

(10) Absence of Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject (i) other than proceedings accurately described in the Prospectus and proceedings that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(11) Investment Company Act. The Company is not, and after giving effect to the offer and sale of the Securities, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(12) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except for such non-compliance or such failure to receive permits, licenses or approvals as would not reasonably be expected to have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(13) Absence of Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement, except as disclosed in the Registration Statement and the Prospectus or have otherwise have been validly waived in connection with the issuance and sale of the Securities contemplated hereby.

(14) No Material Adverse Change. Subsequent to the respective dates of the financial statements, and except as disclosed in the Registration Statement and the Prospectus, (i) the Company and its Subsidiaries have not incurred any material liability, commitment or obligation, direct or contingent; (ii) the Company has not entered into any transaction with any “related person” that would require disclosure pursuant to Item 404 of Regulation S-K promulgated by the Commission, (iii) the Company has not purchased any of its Common Stock or other securities or entered into any agreement or arrangement providing for the purchase of any of its Common Stock or other securities, (iv) the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its Common Stock or other securities, (v) there has not been any material change in the capital stock or indebtedness of the Company and its Subsidiaries, and (vi) there has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its Subsidiaries, taken as a whole, except in each case as described in each of the Registration Statement and the Prospectus, respectively.

(15) Title to Property. The Company and its Subsidiaries do not own any real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Prospectus.

(16) Possession of Intellectual Property. The Company owns or possesses the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights, as well as related rights, such as moral rights and the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) as described in the Registration Statement and Prospectus as being owned by it or, to the Company’s knowledge, that are necessary to conduct its business as presently conducted and currently contemplated to be conducted in the future, except where the failure to own or possess such rights would not, individually or in the aggregate, result in a Material Adverse Effect. The Company, whether through its products and services or the conduct of its business, (a) has not to its knowledge infringed, misappropriated, conflicted with or otherwise violated, (b) is not to its knowledge currently infringing, misappropriating, conflicting with or otherwise violating, and (c) has not received any written communication of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity. The Company has not received any written communication alleging that by conducting its business as set forth in the Registration Statement or the Prospectus, it would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company. The Company has executed appropriate nondisclosure and confidentiality agreements to secure its interests in such Intellectual Property from its employees and contractors and to protect the confidentiality of all of its confidential information and trade secrets. None of the Intellectual Property or technology

(including information technology and outsourced arrangements) employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons. The Company owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(17) Labor Disputes. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, vendors, partners or contractors that would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(18) Insurance. The Company and each of its Subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(19) Consents and Permits. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company (i) holds all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of its business, (ii) is in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) has not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License. All of the Governmental Licenses of the Company are valid and in full force and effect in all material respects. The Company has not received any written notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(20) Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that, with respect to the Company, (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”) and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(21) Disclosure Controls. (i) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (1) are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (2) have been evaluated for effectiveness as of the end of the Company’s last fiscal year, and (3) are effective in all material respects to perform the functions for which they were established, and (ii) based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (1) any material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting.

(22) Tax Returns. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have, a Material Adverse Effect.

(23) Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, accurately present the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved. The other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its Subsidiaries and accurately presents the information shown thereby.

(24) Emerging Growth Company. From the time of confidential submission of its initial Registration Statement on Form S-1 to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(25) Cyber Security; Data Protection. The Company and each of its Subsidiaries have complied, and are presently in compliance with, its privacy policies and third-party obligations (imposed by applicable law, contract or otherwise) regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its Subsidiaries of personally identifiable information. The Company and its Subsidiaries have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have used reasonable efforts to establish commercially reasonable disaster recovery and security procedures for the business. To the knowledge of the Company, there has been no security breach or attack or other compromise of or relating to the Company’s information technology systems that would result in a Material Adverse Effect.

(26) Statistical and Market Data. Nothing has come to the attention of the Company that has caused it to reasonably believe that the industry-related and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(27) Absence of Defaults. Neither the Company nor its Subsidiaries is (i) in violation of its respective charter or bylaws (or equivalent organizational documents) or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except to the extent such defaults would not have a Material Adverse Effect.

(28) No Prohibition on Dividends Payable by the Subsidiaries. Except as disclosed in the Registration Statement and Prospectus, no Subsidiary is contractually prohibited or restricted, directly or indirectly, from paying dividends or from making any other distribution with respect to the outstanding equity of such Subsidiary or from repaying to the Company or another Subsidiary of the Company any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or another Subsidiary of the Company, or from transferring such Subsidiary’s property or assets to the Company or another Subsidiary of the Company except for any such prohibitions and restrictions that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or to the extent that any such restriction would currently materially limit the Company’s ability to pay dividends or that would be reasonably likely to materially limit the future payment of dividends on Common Stock.

(29) Permitted Free Writing Prospectuses. Except for the Issuer Free Writing Prospectuses identified in Exhibit E hereto, the Company has not prepared, used or referred to, and will not, without the prior consent of the Placement Agent, prepare, use or refer to, any Issuer Free Writing Prospectus.

(30) Company Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and (ii) as of the date hereof, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(31) NASDAQ. The Common Stock has been registered under Section 12(b) of the Exchange Act and, solely if required to under applicable rules and regulations of the Exchange, (i) the Company will provide the Placement Agent with written notice of the approval of the Securities for listing on the NASDAQ Global Market (the “Exchange”), and, upon such notice, the Securities will be approved for listing on the Exchange, subject to official notice of issuance, or (ii) the Company shall have filed an application for listing of the Securities on the Exchange at, or prior to, the issuance of any Placement Notice and the Exchange shall have reviewed such application and not provided any objections thereto.

(32) Absence of Stabilization and Manipulation. The Company has not taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(33) Form of Certificates. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the Exchange.

(34) Description of Legal Proceedings. The descriptions of legal or governmental proceedings, contracts, leases and other legal documents in the Registration Statement and Prospectus constitute fair and accurate summaries of such proceedings or documents, and there are no legal or governmental proceedings, contracts, leases or other documents that are known to the Company and which are of a character required to be described in the Prospectus or filed as exhibits to the Registration Statement which are not so described or filed; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement and Prospectus are legal, valid and binding obligations of the Company or the Subsidiaries, to the extent a party thereto, and, to the knowledge of the Company, of the other parties thereto, enforceable against the Company or Subsidiaries in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and neither the Company nor any Subsidiary is in breach or default under any such agreements, except to the extent that the indemnification and contribution may be limited by federal or state securities laws and public policy considerations in respect thereof.

(35) ERISA. The Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; neither the Company nor any of the Subsidiaries has incurred and none of them expect to incur any material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); each “pension plan” for which the Company or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(36) Tax Advice. The Company has not relied upon the Placement Agent or legal counsel for the Placement Agent for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(37) Compliance with Securities Laws. In connection with the offer, issuance and sale of the Securities, the Company has not offered shares of its Common Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Common Stock in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Securities except for the Prospectus and any Issuer Free Writing Prospectus or the Registration Statement.

(38) Absence of Finders’ Fees. The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

(39) Proprietary Trading by the Placement Agent. The Company acknowledges and agrees that the Placement Agent has informed the Company that the Placement Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent the Placement Agent may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(40) FINRA Matters. All of the information provided to the Placement Agent or to counsel for the Placement Agent by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to the FINRA pursuant to FINRA Conduct Rule 5110 or 5121 is true, complete and correct.

(41) Compliance with Sarbanes-Oxley. The Company and the Subsidiaries and to the knowledge of the Company the officers and directors of the Company and the Subsidiaries, in their capacities as such, are, and at the Settlement Date (as defined below) and any Applicable Time will be, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”).

(42) Market Capitalization. At the time the Registration Statement is declared effective, and, from and after the date hereof, commencing with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission the Company met the then applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instructions I.A and I.B of Form S-3. As of the date hereof, the Company meets the requirements for the use of Form S-3, including, but not limited to, General Instruction I.B.1 of Form S-3. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in General Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(43) FCPA. Neither the Company nor any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any U.S. federal, state, local or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign

Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company is subject. The Company and its affiliates have each conducted their businesses in compliance with the FCPA and the OECD Convention and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The foregoing representation and warranty shall also be deemed given regarding laws of non-U.S. jurisdictions similar to the FCPA.

(44) OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury and the Foreign and Commonwealth Office of the United Kingdom (“HMT”), or any similar sanctions imposed by any other body, governmental or other, to which the Company is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any sanctions administered by OFAC, UNSC, the European Union, HMT or other economic sanctions.

(45) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(b) Certificates. Any certificate signed by any officer of the Company delivered to the Placement Agent or to counsel for the Placement Agent pursuant to the terms or provisions of this Agreement shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

SECTION 6. Sale and Delivery to the Placement Agent; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Placement Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Placement Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Placement Agent will be successful in selling Placement Securities, (ii) the Placement Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell

Placement Securities for any reason other than a failure by the Placement Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6, and (iii) the Placement Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The Placement Agent shall notify the Company in writing (including by email correspondence to each of the individuals set forth on Exhibit B) of each sale of Placement Securities no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Securities hereunder. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Placement Agent at which such Placement Securities were sold, after deduction for (i) the Placement Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) transaction fees imposed by any governmental or self-regulatory organization in respect of such sales and (iii) any other amounts due and payable by the Company to the Placement Agent hereunder pursuant to Section 8(a) hereof; provided that such amounts are detailed and itemized in a written statement delivered to the Company at least one (1) Business Day prior to the Settlement Date.

(c) Delivery of Placement Securities. On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Placement Agent’s or its designee’s account (provided the Placement Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Placement Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Placement Agent harmless against any loss, claim, suit, liability, debt, cause of action, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Placement Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. If requested by the Placement Agent at least two (2) Business Days prior to the Settlement Date, then in lieu of electronic transfer, certificates for the Securities shall be in such denominations and registered in such names as the Placement Agent shall have specified in such request. The certificates for the Securities will be made available for examination and packaging by the Placement Agent in The City of New York not later than noon (New York time) on the Business Day prior to the Settlement Date.

SECTION 7. Covenants of the Company. The Company covenants with the Placement Agent as follows:

(a) Registration Statement Amendment. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Placement Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), (i) the Company will notify the Placement Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Placement Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Placement Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Placement Agent (provided, however, that the failure of the Placement Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Placement Agent within a reasonable period of time before the filing and the Placement Agent has not reasonably objected thereto (provided, however, that the failure of the Placement Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agent’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Placement Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Company will advise the Placement Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will use commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. Except to the extent such documents have been publicly filed with the Commission pursuant to EDGAR, the Company will furnish to the Placement Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Placement Agent may from time to time reasonably request.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the Securities Act or similar rule), any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement together with the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement together with the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Placement Agent to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and the Prospectus comply with such requirements, and the Company will furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or together with the Prospectus omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Placement Agent to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Placement Agent, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Placement Agent the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Placement Agent under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the Exchange, as applicable.

(i) Filings with the Exchange. The Company will timely seek to file with the Exchange all material documents and notices required by the Exchange of companies that have securities traded on the Exchange.

(j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide the Placement Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of restricted stock, Common Stock, options to purchase Common Stock, or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company has in effect or may adopt from time to time, provided the implementation of such new plan is disclosed to the Placement Agent in advance, or (iv) the issuance of Common Stock upon the exercise of any outstanding security of the Company convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Placement Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Placement Agent pursuant to this Agreement during such fiscal quarter.

(m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Placement Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Placement Agent may reasonably request.

(n) Disclosure of Sales. The Company will, if applicable, disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through the Placement Agent during the most recent fiscal quarter, the Net Proceeds to the Company and the compensation paid or payable by the Company to the Placement Agent with respect to such Placement Securities.

(o) Representation Dates; Certificate. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and:

(i) each time the Company files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii) each time the Company files an annual report on Form 10-K under the Exchange Act;

(iii) each time the Company files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv) each time the Company files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”);

the Company shall furnish the Placement Agent with a certificate, in the form attached hereto as Exhibit D, within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Placement Agent with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or the Placement Agent sells any Placement Securities, the Company shall provide the Placement Agent with a certificate, in the form attached hereto as Exhibit D, dated the date of the Placement Notice.

(p) Legal Opinions. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and within three (3) Trading Days after each Representation Date (excluding Representation Dates with regard to the time the Company files its quarterly reports on Form 10-Q) with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Company shall cause to be furnished to the Placement Agent (i) a written opinion of K&L Gates LLP, corporate counsel to the Company (“Company Corporate Counsel”), or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, in form and substance reasonably satisfactory to the Placement Agent and its counsel, and (ii), unless waived by the Placement Agent, a written opinion of Cooley, LLP, counsel to the Placement Agent (“Counsel to the Placement Agent”), or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Placement Agent with a letter (a “Reliance Letter”) to the effect that the Placement Agent may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Comfort Letter. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and within three (3) Trading Days after each Representation Date (excluding Representation Dates with regard to the time the Company files its quarterly reports on Form 10-Q) with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Prospectus) to furnish the Placement Agent letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance reasonably satisfactory to the Placement Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(r) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Placement Agent; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(s) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(t) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(u) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Placement Agent in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Placement Agent in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Placement Agent as principal or agent hereunder.

(v) Sarbanes-Oxley Act. The Company and its Subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(w) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Placement Agent and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

SECTION 8. Payment of Expenses.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Placement Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Placement Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Placement Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under state securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agent in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Placement Agent of copies of any permitted Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Placement Agent to investors, (vii) the fees and expenses of the transfer agent and registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Placement Agent in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Placement Securities on the Exchange, and (x) the reasonable fees and disbursements of counsel for the Placement Agent, including the fees set forth in Subsection (v) and (viii) of this Section 8, which shall not exceed $50,000 in the aggregate in connection with the execution of this Agreement and up to $10,000 per year in connection with the review and preparation of the deliverables set forth in Sections 7(o), (p) and (q).

SECTION 9. Conditions of the Placement Agent’s Obligations. The obligations of the Placement Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Opinions of Company Corporate Counsel, and Counsel to the Placement Agent. On or prior to the date that Securities are first sold pursuant to the terms of this Agreement the Company shall furnish to the Placement Agent the opinions, each addressed to the Placement Agent, of (i) K&L Gates LLP, corporate counsel for the Company, or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, in form and substance reasonably satisfactory to the Placement Agent and its counsel; and (ii), unless waived by the Placement Agent, Cooley LLP, counsel to the Placement Agent, or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent dated the date that the opinion is required to be delivered.

(b) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Misstatement or Material Omission. The Placement Agent shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Placement Agent’s reasonable opinion is material, or omits to state a fact that in the Placement Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Change, whether or not arising in the ordinary course of business.

(f) Representation Certificate. The Placement Agent shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(g) Accountant’s Comfort Letters. The Placement Agent shall have received the Comfort Letters required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such letter is required pursuant to Section 7(q).

(h) Approval for Listing. The Placement Securities shall either have been, solely if required under applicable rules and regulations of the Exchange, (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the Exchange at, or prior to, the issuance of any Placement Notice and the Exchange shall have approved such application.

(i) No Suspension. Trading in the Securities shall not have been suspended on the Exchange.

(j) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Placement Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

SECTION 10. Indemnity and Contribution by the Company and the Placement Agent.

(a) Indemnification by the Company. The Company agrees to indemnify, defend and hold harmless the Placement Agent, its affiliates and their respective partners, members, directors, officers, employees and agents and any person who controls the Placement Agent or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Agent Indemnified Parties”), from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Agent Indemnified Parties may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or the Prospectus (the term Prospectus for the purpose of this Section 10(a) being deemed to include the Prospectus as of its date and as amended or supplemented by the Company), (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except, in the case of each of clauses (1), (2) and (3), insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, in each such case, to the extent contained in and in conformity with information furnished in writing the Placement Agent to the Company expressly for use therein (that information being limited to that described in Section 10(b) hereof). The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company may otherwise have. If any action is brought against the Agent Indemnified Parties in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph of this Section 10(a), the Placement Agent shall promptly notify the Company in writing of the institution of such action, and the Company shall if it so elects, assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is materially prejudiced by such failure or delay. The Agent Indemnified Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Agent Indemnified Parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel reasonably satisfactory to the Agent Indemnified Parties, as the case may be, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Agent Indemnified Parties or such controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

(b) Indemnification by the Placement Agent. The Placement Agent agrees to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties”), from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company Indemnified Parties may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or the Prospectus, (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by the Placement Agent to the Company expressly for use therein. The statements set forth in the ninth paragraph under the caption “Plan of Distribution” in the Prospectus (to the extent such statements relate to the Placement Agent) constitute the only information furnished by or on behalf of the Placement Agent to the Company for the purposes of Section 5(a)(1) and this Section 10. The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that the Placement Agent may otherwise have.

If any action is brought against the Company Indemnified Parties in respect of which indemnity may be sought against the Placement Agent pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Placement Agent in writing of the institution of such action and the Placement Agent shall if it so elects assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Placement Agent will not relieve the Placement Agent of any obligation hereunder, except to the extent that its ability to defend is materially prejudiced by such failure or delay. The Company Indemnified Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company Indemnified Parties unless the employment of such counsel shall have been authorized in writing by the Placement Agent in connection with the defense of such action or the Placement Agent shall not have employed counsel reasonably satisfactory to the Company Indemnified Parties to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Placement Agent (in which case the Placement Agent shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Placement Agent and paid as incurred (it being understood, however, that the Placement Agent shall not be liable for the expenses of more than one separate firm of attorneys for the Company Indemnified Parties in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Placement Agent shall not be liable for any settlement of any such claim or action effected without its written consent.

(c) Contribution. If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Placement Agent, on the other hand, from the offering of the Securities, or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Placement Agent in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the net proceeds from the offering of Securities (before deducting expenses) received by each of them and benefits received by the Placement Agent shall be deemed to be equal to the underwriting discounts and commissions received by the Placement Agent. The relative fault of the Company, on the one hand, and of the Placement Agent, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Placement Agent and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d) The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) and, if applicable, clause (ii) of subsection (c) above. Notwithstanding the provisions of this Section 10, the Placement Agent shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities sold by the Placement Agent. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent Indemnified Parties , or by or on behalf of the Company, and shall survive delivery of the Securities to the Placement Agent or any termination of this Agreement.

SECTION 12. Termination of Agreement.

(a) Termination; General. The Placement Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the Exchange, or if trading generally on the NYSE American, the NYSE or Nasdaq has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving one (1) day notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 12(b), any outstanding Placement Notices shall also be terminated.

(c) Termination by the Placement Agent. The Placement Agent shall have the right, by giving one (1) day notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b) or (c) above or otherwise by mutual agreement of the parties.

(e) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Placement Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(f) Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 8, Section 10, Section 11, Section 16, Section 17 and Section 21 hereof shall survive such termination and remain in full force and effect.

SECTION 13. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agent shall be directed to the Placement Agent at JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Facsimile: (415) 835-8920, Attention: Equity Securities, with a copy to Cooley LLP, 1114 Avenue of the Americas, New York, New York 10036, Facsimile: (212) 479-6275, Attention: Daniel I. Goldberg, and notices to the Company shall be directed to it at the offices of the Company at 575 Anton Blvd., Suite 100, Costa Mesa, California 92626, Attention of General Counsel, with a copy to K&L Gates LLP, K&L Gates LLP, 1 Park Plaza, Twelfth Floor, Irvine, California 92614, Facsimile: (949) 623-4454, Attention: Michael A. Hedge.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent Indemnified Parties, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agent, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Placement Agent shall be deemed to be a successor by reason merely of such purchase. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Placement Agent may assign its rights and obligations hereunder to an affiliate thereof, so long as such affiliate is a registered broker-dealer, without obtaining the Company’s consent.

SECTION 15. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 16. Governing Law and Time; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO EASTERN TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 17. Consent to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY (ON THE GROUNDS OF SOVEREIGNTY OR OTHERWISE) FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, SUCH IMMUNITY IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING.

SECTION 18. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Placement Agent, and the Placement Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Placement Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit E hereto are Permitted Free Writing Prospectuses.

SECTION 20. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) The Placement Agent is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Placement Agent and its affiliates, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Placement Agent has advised or is advising the Company on other matters, and the Placement Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities was not established by the Placement Agent; it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) neither the Placement Agent nor its affiliates has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) it is aware that the Placement Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Placement Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against the Placement Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that neither the Placement Agent nor its affiliates shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

SECTION 21. Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Placement Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

SECTION 22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and between the Placement Agent and the Company in accordance with its terms.

Very truly yours,

VERITONE, INC.

By:	/s/ Peter F. Collins
	Name:	Peter F. Collins
	Title:	Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

JMP SECURITIES LLC

By	/s/ Alan Tekerlek
Alan Tekerlek, Managing Director, Investment Banking

Signature Page to Equity Distribution Agreement

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]

Subject: Equity Distribution Agreement —Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Veritone, Inc. (the “Company”) and JMP Securities LLC (the “Placement Agent”) dated June 1, 2018 (the “Agreement”), I hereby request on behalf of the Company that the Placement Agent sell up to [ ] shares of the Company’s common stock, par value $0.001 per share, at a minimum market price of $[ ] per share.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE PLACEMENT AGENT, AND/OR THE CAPACITY IN WHICH THE PLACEMENT AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

JMP Securities LLC

Name	Email

Aidan Whitehead, Managing Director, Trading	awhitehead@jmpsecurities.com

Alan Tekerlek, Managing Director, Investment Banking	atekerlek@jmpsecurities.com

Geoffrey Rhizor, Director, Investment Banking	grhizor@jmpsecurities.com

Andy Mertz, Managing Director, Capital Markets	amertz@jmpsecurities.com

Gil Mogavero, Chief Compliance Officer	gmogavero@jmpsecurities.com

Walter Conroy, Chief Legal Officer	wconroy@jmpsecurities.com

Veritone, Inc.

Chad Steelberg

Peter F. Collins

Jeffrey B. Coyne

B-1

EXHIBIT C

COMPENSATION

The Placement Agent shall be paid compensation equal to:

Three percent (3.0%) of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

C-1

EXHIBIT D

OFFICER CERTIFICATE

The undersigned                  and                 are the [CFO/Treasurer] and [General Counsel/Secretary], respectively, of Veritone, Inc., a Delaware corporation (the “Company”). The undersigned hereby execute this Certificate in connection with the closing held as of the date hereof pursuant to the terms of that certain Equity Distribution Agreement, dated June 1, 2018 (the “Equity Distribution Agreement”), among the Company and JMP Securities LLC. Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

The undersigned each hereby further certifies, in their respective capacities as officers of the Company, in its own capacity that:

1.	The representations and warranties of the Company in the Equity Distribution Agreement are true and correct, as if made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; provided, however, that such representations and warranties also shall be qualified by the disclosure included or incorporated by reference in the Registration Statement and Prospectus, and the Company has complied with all of its obligations and satisfied all of the conditions on their part to be performed or satisfied pursuant to the Equity Distribution Agreement at or prior to the date hereof;

2.	No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act of 1933, as amended; and

3.	Each of K&L Gates LLP and Cooley LLP is entitled to rely on this Officers’ Certificate in connection with the opinion that each firm is rendering pursuant to the Equity Distribution Agreement.

[Signature Page Follows]

D-1

IN WITNESS WHEREOF, the undersigned have signed their names on this [         ] day of [         ], 200[         ].

VERITONE, INC.

By:
Name:
Title: [CFO/Treasurer]

By:
Name:
Title: [General Counsel/Secretary]

D-2

EXHIBIT E

ISSUER FREE WRITING PROSPECTUSES

[None.]